                                                                    EXHIBIT 99.6


                                 REVLON, INC.

                         NOMINEE HOLDER CERTIFICATION

     The undersigned, a bank, broker, trustee, depositary or other nominee of rights (the "Rights") to purchase shares of Class A common stock of Revlon, Inc. ("Revlon") pursuant to the Rights Offering described and provided for in
Revlon's prospectus dated,        , 2003 (the "Prospectus"), hereby certifies
to Revlon and to American Stock Transfer & Trust Company, as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Class A common stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full:

                                 NUMBER OF SHARES SUBSCRIBED   NUMBER OF SHARES SUBSCRIBED
   NUMBER OF SHARES OWNED ON        FOR PURSUANT TO BASIC         FOR PURSUANT TO OVER-
        THE RECORD DATE             SUBSCRIPTION PRIVILEGE       SUBSCRIPTION PRIVILEGE
------------------------------- ----------------------------- ----------------------------
1. -------------------------    -------------------------     -------------------------
2. -------------------------    -------------------------     -------------------------
3. -------------------------    -------------------------     -------------------------
4. -------------------------    -------------------------     -------------------------
5. -------------------------    -------------------------     -------------------------
6. -------------------------    -------------------------     -------------------------
7. -------------------------    -------------------------     -------------------------
8. -------------------------    -------------------------     -------------------------
9. -------------------------    -------------------------     -------------------------

Provide the following information if applicable:

---------------------------------
Depository Trust Company ("DTC")
Participant Number

[PARTICIPANT]


By: -----------------------------
    Name:
    Title:


---------------------------------
DTC Basic Subscription Confirmation Number(s)